Black Diamond, Inc. Announces Fourth Quarter and Full Year Financial Results

— Full Year Pro Forma Sales Grow to $125 million Versus Pro Forma 2009 Level of $114 Million —
— FY10 Sales Grow in All Categories and Geographies —
— Company Expects Continued Organic Growth, Positive Cash Flow and Profitability in FY11 —

Salt Lake City, UT, (March 14, 2011) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a leading provider of outdoor recreation equipment and active lifestyle products, today reported results for the fourth quarter and full year ended December 31, 2010.

Fourth Quarter 2010 Results

Consolidated sales in the fourth quarter of 2010 grew 13.6% to $34.2 million compared to pro forma sales of $30.1 million during the three months ended December 31, 2009.  The Company noted that its sales growth was broad-based, with growth evident in each of the Company’s major geographic categories.

The Company reported its consolidated gross margin for the fourth quarter of 2010 was 36.2%.  Excluding the non-cash adjustment of $0.7 million of inventory step-up value included in cost of goods sold due to purchase accounting, consolidated adjusted gross margin for the three month period ending December 31, 2010, would have been 38.2%.  This adjusted gross margin represents an improvement of approximately 40 basis points versus the year-ago quarter’s pro forma gross margin of 37.8%.

The Company reported a consolidated net loss of $(0.5) million, or $(0.02) per share, for the fourth quarter of fiscal 2010.  The Company noted that this loss included $1.7 million of non-cash items as well as restructuring and integration charges of $0.8 million related to the May 28, 2010 combination of Clarus Corporation ("Clarus"), Black Diamond Equipment, Ltd. ("Black Diamond Equipment") and Gregory Mountain Products, LLC ("Gregory").  Excluding these items, the Company had adjusted cash earnings per diluted share of $2.0 million or $0.09 per share in the fourth quarter.

Consolidated net cash provided by operating activities during the fourth quarter of 2010 was $6.9 million. Capital expenditures were $1.3 million. Free cash flows, defined as net cash provided by operating activities less capital expenditures was $5.6 million during the quarter. Adjusted free cash flows, which exclude inventory step-up and integration charges, was approximately $6.3 million.

The Company noted the benefits associated with combining and integrating the operations of Gregory with those of Black Diamond Equipment were not present during the fourth quarter.  The cost savings associated with the combination of Black Diamond Equipment and Gregory are expected to be realized in 2011.

Peter Metcalf, Chief Executive Officer, commented, “We are very pleased to have achieved our short-term goals for the fourth quarter while having continued to focus on long-term, strategic growth initiatives.  We have nearly completed the integration of the operations of Gregory and Black Diamond Equipment with the Company's public company infrastructure.  The formation of this platform is a true milestone in the development of our Company.  We are excited to now press forward with a thoughtful, compelling strategy to build our capabilities and to supplement our expected organic growth with acquisitions.  We believe that we have an excellent opportunity to continue to develop our company into one of the world’s leading, and most respected outdoor lifestyle companies.  As we do so, we will remain dedicated to and indistinguishable from the sports and user communities which we were founded to serve."

Twelve Month Results

As reported, sales for the twelve months ended December 31, 2010 were $75.9 million.  Pro forma sales for the twelve months ended December 31, 2010 were $125.0 million, an increase of 10.1% versus pro forma sales of $113.5 million for the full year of 2009.  Growth in the Company’s full year pro forma revenues was, similar to the fourth quarter, broad based, with increases in each category and each geographic region of its business.

Gross margin, as reported for the twelve months ended December 31, 2010 was 31.3%.  Excluding the non-cash adjustment of $5.0 million of inventory step-up value included in cost of goods sold due to purchase accounting, pro forma adjusted gross margin for the full year fiscal 2010 would have been 38.6% compared to 38.1% for the full-year of 2009.

Net income, as reported for the twelve months ended December 31, 2010 was $51.2 million, or $2.56 per diluted share. Net income in 2010 includes a $65 million benefit related to a partial release of the Company's valuation allowance on its net operations loss carry forwards.

Statement Regarding Presentation of Results

The Company, formerly named Clarus, closed its acquisitions of Black Diamond Equipment and Gregory on May 28, 2010 (the “Acquisitions”).  At the time of the transaction, Clarus had no business operations. As a result, Black Diamond Equipment is considered the Predecessor Company for financial reporting purposes.  The financial results for the twelve-month period ending December 31, 2010, exclude Gregory for the periods prior to May 28, 2010.  We believe pro forma results, particularly pro forma sales and pro forma adjusted gross margin, which exclude the non-cash inventory step-up due to purchase accounting, include Clarus, Black Diamond Equipment and Gregory for the full twelve-month period are the most useful and instructive comparison.

Balance Sheet

Cash at December 31, 2010, totaled $2.8 million.

Total long-term debt including the current portion of long term debt was $29.8 million at December 31, 2010, which included $14.7 million outstanding on our $35.0 million line of credit, and a discounted value of $14.0 million on our 5% subordinated notes, as well as $1.1.million in other debt.  The face value of the 5% subordinated notes is $22.6 million.

As of December 31, 2010, the Company recorded net deferred tax assets of approximately $69.5 million - not including deferred tax liabilities.  After considering deferred tax liabilities of $24.2 million primarily related to the step-up in fair value of our assets from purchase accounting in excess of the tax basis, our net deferred tax assets totaled $45.3 million at December 31, 2010.

Our stockholders’ equity was $162.9 million or approximately $7.51 per share based on 21.7 million shares of common stock outstanding as of December 31, 2010.

Free Cash Flows

Combined net cash (used in) provided by operating activities was $(6.3) million during 2010, compared to combined net cash provided by (used in) operating activities of $3.3 million during 2009.  The increase in cash used is largely due to $5.1 million of transaction costs, the increase in inventory sold of $5.0 million due to the step up in fair value in purchase accounting, $1.0 million in transition costs, $1.3 million in lease indemnity payments and $1.0 million in merger and integration charges related to the Acquisitions.  Excluding these items, the net cash provided (used in) by operating activities would have been $7.1 million for 2010.

Combined capital expenditures were $2.9 million during 2010, compared to $3.3 million during 2009.  The decrease in capital expenditures of $0.4 million is due to certain renovation and tooling costs incurred during 2009, which were not incurred during 2010.  Free cash flows used, defined as net cash (used in) provided by operating activities less capital expenditures was $(9.2) million during 2010, compared to $(0.0) million during 2009.  Excluding $5.1 million of transaction costs related to the acquisitions, $5.0 million in step up value of inventory sold, $1.0 million in transition costs, $1.3 million in lease indemnity payments, and $1.0 million in merger and integration charges related to the Acquisitions, free cash flows provided would have been $4.2 million during 2010.

Forward-Looking Guidance

The Company expects its fourth quarter momentum to continue into the first and second quarters based on its order books, its well received innovative new product line and heightened activity at retail. For the three-months ending March 31, 2011, the Company anticipates sales to be in the range of $37 - $38.5 million.

For fiscal year 2011, the Company expects sales to range between $135 - $140 million, which does not give effect to new category launches or the impact from possible acquisitions.  The Company further noted gross margins are expected to range between 36% and 39% during fiscal year 2011.  The Company also expects, despite the planned near-term increase in platform capabilities, to remain profitable and cash flow positive.

Net Operating Loss

The Company estimates that it has available net operating loss carryforwards for U.S. federal income tax purposes of approximately $225.8 million, after application of the limitation under Section 382 of the Internal Revenue Code, as amended.  The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes.  There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call Details

The Company noted that, as previously announced, it will hold a conference call today, March 14, 2011, at 5:00 p.m. ET to discuss its strategic plan and the guidance contained in this press release.

The call can be accessed by dialing 1-877-407-0789 (U.S. participants) or 1-201-689-8562 (International participants). Callers should ask to be connected to Black Diamond, Inc. teleconference and provide the conference ID number: 368626.

A replay of the call will be available starting on March 14, 2011 at 7:15 pm ET by dialing 1-877-870-5176 (U.S.) or 1-858-384-5517 (International). The replay access code is 368626. The replay will be available through March 28, 2011.

About The Company

Black Diamond, Inc. is a leading provider of outdoor recreation equipment and active lifestyle products. The Company’s principal brands are Black Diamond® and Gregory®. The Company develops, manufactures and globally distributes a broad range of products including: rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets and ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and lanterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China as well as a sewing plant in Calexico, California, distribution centers in Utah and Southeast China, a marketing office in Yokohama, Japan, and a fully owned sales, marketing and distribution operation for Europe, located near Basel, Switzerland. For more information about us and our brands, please visit www.blackdiamond-inc.com, www.blackdiamondequipment.com, and www.gregorypacks.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The earnings press release contains the non-GAAP measures combined, combined adjusted and pro forma sales and gross profit, net income before non-cash items and adjusted net income before non-cash items and related earnings per share, and adjusted net cash (used in) provided by operating activities and adjusted free cash flows. The Company also believes that presentation of certain non-GAAP measures, i.e., combined, combined adjusted and pro forma sales and gross profit, net income before non-cash, and adjusted net cash (used in) provided by operating activities and adjusted free cash flows, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws.  Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

BLACK DIAMOND, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
			Predecessor
	Consolidated		Company (Note 1)	Combined
	December 31, 2010	December 31, 2009	December 31, 2009	December 31, 2009

Sales
Domestic sales	$14,880	$-	$13,198	$13,198
International sales	19,342	-	13,385	13,385
Net sales	34,222	-	26,583	26,583

Cost of goods sold	21,833	-	16,399	16,399
Gross profit	12,389	-	10,184	10,184

Operating expenses
Selling, general and administrative	12,245	935	7,535	8,470
Restructuring charge	693	-	-	-
Merger and integration	106	-	-	-
Transaction costs	-	1,581	-	1,581

Total operating expenses	13,044	2,516	7,535	10,051

Operating income (loss)	(655)	(2,516)	2,649	133

Other (expense) income
Interest expense	(743)	-	(178)	(178)
Interest income	1	37	(3)	34
Other, net	479	-	(58)	(58)

Total other (expense) income, net	(263)	37	(239)	(202)

(Loss) income before income tax	(918)	(2,479)	2,410	(69)
(Benefit) income tax provision	(464)	(6)	1,244	1,238
Net (loss) income	$(454)	$(2,473)	$1,166	$(1,307)

(Loss) earnings per share attributable to stockholders:
Basic (loss) earnings per share	$(0.02)	$(0.15)

Diluted (loss) earnings per share	$(0.02)	$(0.15)

Weighted average common shares outstanding for earnings per share:
Basic	21,831	16,867
Diluted	21,831	16,867

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

BLACK DIAMOND, INC.
CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS	TWELVE MONTHS
	ENDED	ENDED	ENDED	ENDED
		Predecessor			Predecessor
		Company (Note 1)	Combined		Company (Note 1)	Combined
	December 31, 2010	May 28, 2010	December 31, 2010	December 31, 2009	December 31, 2009	December 31, 2009

Sales
Domestic sales	$32,972	$15,751	$48,723	$-	$40,492	$40,492
International sales	42,940	19,192	62,132	-	47,653	47,653
Net sales	75,912	34,943	110,855	-	88,145	88,145

Cost of goods sold	52,180	21,165	73,345	-	55,127	55,127
Gross profit	23,732	13,778	37,510	-	33,018	33,018

Operating expenses
Selling, general and administrative	31,208	12,138	43,346	3,939	26,524	30,463
Restructuring charge	2,842	-	2,842	-	-	-
Merger and integration	974	-	974	-	-	-
Transaction costs	5,075	-	5,075	1,613	-	1,613

Total operating expenses	40,099	12,138	52,237	5,552	26,524	32,076

Operating income (loss)	(16,367)	1,640	(14,727)	(5,552)	6,494	942

Other (expense) income
Interest expense	(1,723)	(165)	(1,888)	-	(994)	(994)
Interest income	46	3	49	701	-	701
Other, net	(995)	1,803	808	-	311	311

Total other (expense) income, net	(2,672)	1,641	(1,031)	701	(683)	18

(Loss) income before income tax	(19,039)	3,281	(15,758)	(4,851)	5,811	960
(Benefit) income tax provision	(70,229)	966	(69,263)	(6)	1,868	1,862
Net income (loss)	$51,190	$2,315	$53,505	$(4,845)	$3,943	$(902)

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$2.58			$(0.29)

Diluted earnings (loss) per share	$2.56			$(0.29)

Weighted average common shares outstanding for earnings per share:
Basic	19,815			16,867
Diluted	20,022			16,867

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM CONSOLIDATED SALES AND GROSS PROFIT TO PRO FORMA SALES
AND PRO FORMA ADJUSTED GROSS PROFIT AND PRO FORMA ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2010		December 31, 2009

		Consolidated sales as reported	$-
		Sales for Predecessor three months ended 12/31/09	26,583
		Combined sales	26,583
		Sales for Gregory three months ended 12/31/09	3,531
Consolidated sales as reported	$34,222	Pro forma sales	$30,114

Sales growth	13.6%

TWELVE MONTHS ENDED

	December 31, 2010		December 31, 2009

Consolidated sales as reported	$75,912	Consolidated sales as reported	$-
Sales for Predecessor five months ended 5/28/10	34,943	Sales for Predecessor twelve months ended 12/31/09	88,145
Combined sales	110,855	Combined sales	88,145
Sales for Gregory five months ended 5/28/10	14,161	Sales for Gregory twelve months ended 12/31/09	25,354
Pro forma sales	$125,016	Pro forma sales	$113,499

Pro forma sales growth	10.1%

RECONCILIATION FROM CONSOLIDATED SALES AND GROSS PROFIT TO PRO FORMA SALES
AND PRO FORMA ADJUSTED GROSS PROFIT AND PRO FORMA ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2010		December 31, 2009

Consolidated gross profit as reported	$12,389	Consolidated gross profit as reported	$-
		Gross profit for Predecessor three months ended 12/31/09	10,184
		Combined gross profit	10,184
Plus inventory fair value of purchase accounting	676	Plus inventory fair value of purchase accounting	-
		Combined adjusted gross profit	10,184
		Gross profit for Gregory three months ended 12/31/09	1,204
Adjusted gross profit	$13,065	Proforma adjusted gross profit	$11,388

Gross margin	36.2%	Combined gross margin	38.3%

		Combined adjusted gross margin	38.3%

Adjusted gross margin	38.2%	Proforma adjusted gross margin	37.8%

TWELVE MONTHS ENDED

	December 31, 2010		December 31, 2009

Consolidated gross profit as reported	$23,732	Consolidated gross profit as reported	$-
Gross profit for Predecessor five months ended 5/28/10	13,778	Gross profit for Predecessor twelve months ended 12/31/09	33,018
Combined gross profit	37,510	Combined gross profit	33,018
Plus inventory fair value of purchase accounting	4,997	Plus inventory fair value of purchase accounting	-
Combined adjusted gross profit	42,507	Combined adjusted gross profit	33,018
Gross profit for Gregory five months ended 5/28/10	5,798	Gross profit for Gregory twelve months ended 12/31/09	10,240
Proforma adjusted gross profit	$48,305	Proforma adjusted gross profit	$43,258

Combined gross margin	33.8%	Combined gross margin	37.5%

Combined adjusted gross margin	38.3%	Combined adjusted gross margin	37.5%

Proforma adjusted gross margin	38.6%	Proforma adjusted gross margin	38.1%

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS		THREE MONTHS
	ENDED		ENDED
				Predecessor
	Consolidated			Company (Note 1)	Combined
	December 31, 2010	Per Share Diluted	December 31, 2009	December 31, 2009	December 31, 2009	Per Share Diluted

Net income (loss)	$(454)	$(0.02)	$(2,473)	$1,166	$(1,307)	$(0.08)

Amortization of intangibles	333	0.02	-	-	-	-
Depreciation	762	0.03	82	570	652	0.04
Accretion of note discount	260	0.01	-	9	9	0.00
Amortization of discount on securities	-	-	(14)	-	(14)	(0.00)
Non-cash equity compensation	686	0.03	119	25	144	0.01
Non-cash mark-to-market adjustment of foreign currency contracts	(505)	(0.02)	-	(76)	(76)	(0.00)
Non-cash write off of inventory step up	676	0.03	-	-	-	-

GAAP tax provision/(benefit)	(464)	(0.02)	(6)	1,244	1,238	0.07
Cash income taxes	(68)	(0.01)	-	(648)	(648)	(0.04)

Net income (loss) before non-cash items	$1,226	$0.05	$(2,292)	$2,290	$(2)	$(0.00)

Transaction costs	-	-	1,581	-	1,581	0.09
Restructuring charge	693	0.03	-	-	-	-
Merger and integration	106	0.00	-	-	-	-
State cash taxes on adjustments	(40)	(0.00)	(79)	-	(79)	(0.00)
AMT cash taxes on adjustments	(15)	(0.00)	(30)	-	(30)	(0.00)

Adjusted net income (loss) before non-cash items	$1,970	$0.09	$(820)	$2,290	$1,470	$0.09

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment ”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS		TWELVE MONTHS
	ENDED	ENDED	ENDED		ENDED
		Predecessor				Predecessor
		Company (Note 1)	Combined	Per		Company (Note 1)	Combined	Per
	December 31, 2010	May 28, 2010	December 31, 2010	Share Diluted	December 31, 2009	December 31, 2009	December 31, 2009	Share Diluted

Net (loss) income	$51,190	$2,315	$53,505	$2.67	$(4,845)	$3,943	$(902)	$(0.05)

Amortization of intangibles	776	2	778	0.04	-	-	-	-
Depreciation	1,933	865	2,798	0.14	342	2,254	2,596	0.15
Accretion of note discount	596	17	613	0.03	-	19	19	0.00
Amortization of discount on securities	-	-	-	-	(466)	-	(466)	(0.03)
Non-cash equity compensation	5,109	375	5,484	0.27	490	69	559	0.03
Non-cash mark-to-market adjustment of foreign currency contracts	(871)	(515)	(1,386)	(0.07)	-	94	94	0.01
Non-cash write off of inventory step up	4,997	-	4,997	0.25	-	-	-	-

GAAP tax provision/(benefit)	(70,229)	966	(69,263)	(3.46)	(6)	1,868	1,862	0.11
Cash income taxes	(1,239)	(596)	(1,835)	(0.09)	-	(1,584)	(1,584)	(0.09)

Net income (loss) before non-cash items	$(7,738)	$3,429	$(4,309)	$(0.22)	$(4,485)	$6,663	$2,178	$0.13

Transaction costs	5,075	-	5,075	0.25	1,613	-	1,613	0.10
Restructuring charge	2,842	-	2,842	0.14	-	-	-	-
Merger and integration	974	-	974	0.05	-	-	-	-
State cash taxes on adjustments	(445)	-	(445)	(0.02)	(81)	-	(81)	(0.00)
AMT cash taxes on adjustments	(169)	-	(169)	(0.01)	(31)	-	(31)	(0.00)

Adjusted net income (loss) before non-cash items	$539	$3,429	$3,968	$0.20	$(2,984)	$6,663	$3,679	$0.22

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM COMBINED NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES, ADJUSTED
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES, AND ADJUSTED FREE CASH FLOWS
(IN THOUSANDS)

	TWELVE MONTHS	FIVE MONTHS	TWELVE MONTHS	TWELVE MONTHS
	ENDED	ENDED	ENDED	ENDED
		Predecessor			Predecessor
		Company (Note 1)	Combined		Company (Note 1)	Combined
	December 31, 2010	May 28, 2010	December 31, 2010	December 31, 2009	December 31, 2009	December 31, 2009

Net cash (used in) provided by operating activities	$(13,751)	$7,412	$(6,339)	$(3,652)	$6,909	$3,257
Transaction costs	5,075	-	5,075	1,613	-	1,613
Step up value of inventory sold	4,997	-	4,997	-	-	-
Transition costs	1,061	-	1,061	-	-	-
Lease indemnity payments	1,295	-	1,295	-	-	-
Merger and integration charges	974	-	974	-	-	-
Adjusted cash (used in) provided by operating activities	(349)	7,412	7,063	(2,039)	6,909	4,870
Capital expenditures	(2,086)	(788)	(2,874)	(7)	(3,303)	(3,310)
Adjusted free cash flows (used) provided	$(2,435)	$6,624	$4,189	$(2,046)	$3,606	$1,560

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond Equipment, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM CONSOLIDATED NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES, ADJUSTED
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES, AND ADJUSTED FREE CASH FLOWS
(IN THOUSANDS)

THREE MONTHS
ENDED
December 31, 2010

Net cash provided by (used in) operating activities	$6,878
Transaction costs	-
Step up value of inventory sold	676
Transition costs	-
Lease indemnity payments	-
Merger and integration charges	106
Adjusted cash (used in) provided by operating activities	7,660
Capital expenditures	(1,325)
Adjusted free cash flows (used) provided	$6,335

COMPANY CONTACTS:

Warren B. Kanders
Executive Chairman
203-428-2000
warren.kanders@bdel.com

Peter Metcalf
President and Chief Executive Officer
801-278-5552
peter.metcalf@bdel.com

INVESTOR RELATIONS CONTACT:

ICR, Inc.
James Palczynski
Principal and Director
203-682-8229
jp@icrinc.com

MEDIA RELATIONS CONTACTS:

ICR, Inc.
James McCusker
Vice President
203-682-8245
James.McCusker@icrinc.com

ICR, Inc.
Bo Park
Managing Director
917-596-4353
bo.park@icrinc.com